Calculation of Filing Fee Tables
S-4
Fox Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, par value $0.01 per share	Other	172,257,523		$ 9,079,434,564.42	0.0001381	$ 1,253,869.91
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 9,079,434,564.42		$ 1,253,869.91
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,253,869.91
Offering Note
[1]	Rule 457(f) Fee Calculation Details

Note 1.a: Represents the estimated maximum number of shares of Class A common stock, par value $0.01 per share (the "Fox Class A Common Stock") of Fox Corporation (the "Registrant") to be issued upon the consummation of the mergers (the "Mergers") and the other transactions contemplated by the Agreement and Plan of Merger, dated as of June 14, 2026, by and among the Registrant, Roku, Inc. ("Roku"), Falcon Merger Sub 1, Inc. and Falcon Merger Sub 2, LLC (as it may be amended from time to time, the "Merger Agreement") and is estimated based upon: (1) the product of (a) the exchange ratio in the Merger Agreement of 0.9693 of a share of Fox Class A Common Stock multiplied by (b) 159,323,301, the estimated maximum number of shares of Roku Common Stock (as defined below) to be acquired, converted or exchanged in the Mergers, including in respect of outstanding Roku equity awards (calculated as the sum of: (i) 132,053,719, the number of shares of Class A common stock, par value $0.0001 per share, of Roku (the "Roku Class A Common Stock") issued and outstanding as of August 3, 2026; (ii) 16,370,064, the number of shares of Class B common stock, par value $0.0001 per share, of Roku (the "Roku Class B Common Stock" and, together with the Roku Class A Common Stock, the "Roku Common Stock") issued and outstanding as of August 3, 2026; (iii) 4,275,742, the estimated maximum number of Roku stock options, including options that will convert into options to acquire shares of Fox Class A Common Stock pursuant to the Merger Agreement; and (iv) 6,623,776, the estimated maximum number of restricted stock units of Roku, including restricted stock units that will convert into restricted stock units of Fox pursuant to the Merger Agreement; plus (2) 17,825,447, the estimated maximum number of shares of Fox Class A Common Stock that may be issued in connection with Roku equity awards that are converted into cash-based awards that may be settled in Fox Class A Common Stock pursuant to the Merger Agreement. Note 1.b: Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), and calculated pursuant to Rules 457(c), 457(f)(1) and 457(f)(3) under the Securities Act. The proposed maximum aggregate offering price of the Fox Class A Common Stock was calculated as (i) the product of $146.42, the average of the high and low prices per share of Roku Class A Common Stock on The Nasdaq Global Select Market on August 3, 2026, multiplied by 159,323,301, the estimated maximum number of shares of Roku Common Stock to be acquired, converted or exchanged in the Mergers, including in respect of Roku's equity awards, calculated in accordance with Note 1.a above, which equals $23,328,117,732.42, minus (ii) the product of $96.00, the cash consideration per share of Roku Common Stock to be paid by the Registrant in connection with the Mergers, multiplied by 148,423,783, the estimated maximum number of shares of Roku Common Stock to be acquired, converted or exchanged in the Mergers, calculated in accordance with Note 1.a above but excluding converted Roku equity awards (the cash component of which may be settled in shares of Fox Class A Common Stock, at Fox's election), which equals $14,248,683,168.00. The Roku Class B Common Stock is not publicly traded but converts, on a one-for-one basis, into Roku Class A Common Stock at the election of the holder. Note 1.c: Pursuant to Rule 457(o) of the Securities Act, the registration fee has been calculated on the basis of the maximum aggregate offering price. The fee has been calculated pursuant to Section 6(b) of the Securities Act at a rate equal to $138.10 per $1,000,000 of the proposed maximum aggregate offering price.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
159,323,301	$ 146.42	$ 23,328,117,732.42	$ 0.00	$ 14,248,683,168.00	$ 9,079,434,564.42

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date